UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     October 8, 2014

SFX Entertainment, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 6th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(646) 561-6400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

SFX Entertainment, Inc. (the “Company”) announced that Robert F.X. Sillerman, Chairman and Chief Executive Officer of the Company, and Mitchell Slater, Vice Chairman of the Company, each entered into a pre-arranged stock trading plan to purchase shares of the Company’s common stock. Mr. Sillerman’s plan covers the purchase of up to three million shares and Mr. Slater’s plan covers up to two hundred thousand shares. The plans are designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10b-18 of the Exchange Act, and the Company’s insider trading policies regarding stock transactions (the “10b5-1 Plans”). The 10b5-1 Plans provide for purchases of specified share amounts at specified market prices, subject to certain limitations. Purchases pursuant to the 10b5-1 Plans are expected to begin as early as November 10, 2014 and will end no later than September 30, 2015. The 10b5-1 Plans may terminate sooner in accordance with their terms.

Transactions made under the 10b5-1 Plans will be disclosed publicly through Form 4 filings with the U.S. Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 pre-planned stock trading plans of Company officers or directors, nor to report modifications or terminations of the aforementioned 10b5-1 Plans or the plan of any other individual.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	SFX Entertainment, Inc. Press Release, dated October 8, 2014

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERTAINMENT, INC.

Date: October 9, 2014	By:	/s/ Robert F.X. Sillerman
Robert F.X. Sillerman
Chairman and Chief Executive Officer